SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM S-8 A-1*

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                       Oak Ridge Micro-Energy, Inc.
                       ----------------------------
          (Exact Name of Registrant as Specified in its Charter)

       COLORADO                 94-3431032               333-110888
       --------                 ----------               ----------
(State or Other Jurisdiction    (IRS Employer ID No.) (S.E.C. file No.)
of incorporation or organization)

                             275 Midway Lane
                           Oak Ridge, TN 37830
                           -------------------
               (Address of Principal Executive Offices)

                           (865) 220-8886
                           --------------
           (Issuer's Telephone Number, including Area Code)

  Employment Agreements, Compensation Agreement, Engagement Letter and
                          Letter Agreement
                          ----------------
                      (Full Title of the Plan)

                            Mark Meriwether
                        3046 E. Brighton Place
                      Salt Lake City, Utah  84121
                      ----------------------------
                (Name and Address of Agent for Service)

                            801-556-9928
                            ------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee (1)
-----------------------------------------------------------------------------
$0.001 par       90,000           $0.016(2)    $1,440.00         $ N/A
value common    720,000           $0.40 (3)    $  288,000.00     $ N/A
voting stock  1,290,000           $1.00 (4)    $1,290,000.00     $ N/A
-----------------------------------------------------------------------------

          * Reflects a three (3) for one (1) forward split effective on May 20, 2004, and includes a "reoffer prospectus."

     (1) Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plans.

     (2) Issued at an exercise price computed in accordance with a grant authorized to an Engagement Letter that was attached as Exhibit
          99.2.5 to the initially filed Registration Statement on this Form.

     (3) 65,000 shares pursuant to the Employment Agreement that was attached to the initially filed Registration Statement on this Form as
          Exhibit 99.2.1; 65,000 shares pursuant to the Employment Agreement attached as Exhibit 99.2.3 to the initially filed Registration Statement on this Form; 100,000 shares pursuant to the Engagement Letter and Addendum that was attached as Exhibit 99.2.5 to the initially filed Registration Statement on this Form; and 10,000 shares pursuant to the Compensation Agreement attached as Exhibit
          99.2.7 to the initially filed Registration Statement on this Form, all based on the market price of the securities on the date the Employment Agreements, Engagement Letter and Compensation Agreement were adopted, ratified and approved.

     (4)  1,290,000 shares pursuant to the Letter Agreement attached as
          Exhibit 99.2.10 and the Addendum to Employment Agreement of Mark Meriwether attached as Exhibit 99.2.3 to the initially filed Registration Statement on this Form, respectively based on the market price of the securities on the dates thereof.

                                   PART I

               Information Required in Section 10(a) Prospectus
               ------------------------------------------------

Item 1.  Plan Information.
--------------------------

     Plan.
     -----

         Copies of the two Employment Agreements, the Compensation Agreement, the Engagement Letter and the Letter Agreement(the "Plans") were attached to the initially filed Registration Statement on this Form and are incorporated herein by reference. See Item 8.

Item 2.  Registrant Information and Employee Plans Annual Information.
----------------------------------------------------------------------

     Available Information.
     ----------------------

         Copies of the Plans, 10-KSB Annual Report of the Registrant for the year ended December 31, 2004, all 10-QSB Quarterly Reports and any Current Reports filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plans' participants.

         The Registrant also undertakes to furnish, without charge, to such participants or person purchasing any of the securities registered hereby, copies of all of such documentation. Requests should be directed to Mark Meriwether, President, at the address and telephone appearing on the Cover Page of this Registration Statement.

           Additional information regarding the Registrant may be reviewed at the Commission's web site www.sec.gov, in the Edgar Archives.

                              REOFFER PROSPECTUS

             The date of this reoffer prospectus is August 18, 2004
                         Oak Ridge Micro-Energy, Inc.
                               275 Midway Lane
                           Oakridge, Tennessee 37830
                       2,100,000 Shares of Common Stock

This reoffer prospectus relates to 2,100,000 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us. The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the OTC Bulletin Board under the symbol "OKME," though there is no "established trading market" in these securities. On August 18, 2004, the last reported sale price of our common stock on such market $0.62 per share.

THE SHARES OF COMMON STOCK OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BELOW SET FORTH IN THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS
Page
REOFFER PROSPECTUS..................................................1
Available Information...............................................3
Incorporation of Documents by Reference.............................3
BUSINESS OF OUR COMPANY.............................................4
RISK FACTORS........................................................6
SELLING STOCKHOLDERS...............................................11
PLAN OF DISTRIBUTION...............................................12
EXPERTS............................................................12
LEGAL MATTERS......................................................13

                              REOFFER PROSPECTUS

                            Available Information

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

Oak Ridge Micro-Energy, Inc. ("Oak Ridge" or the "Company," or "we," "our," "us," or words of similar import) files annual, quarterly and current reports, proxy or information statements and other information with the Securities and Exchange Commission (the "SEC") as is required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. Our filings are also available on the Internet on the SEC's website at www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

                    Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, except for any information superseded by information in this Registration Statement.

The following documents filed by us with the SEC are incorporated herein by reference:

1. The description of our common stock contained in our initially filed Registration Statement on this Form, filed with the SEC on December 3, 2003:

2. Our Annual Report, as amended on Form 10-KSB, for the year ended December 31, 2003, filed on April 14, 2004; and

3. All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE CHIEF EXECUTIVE OFFICER, OAK RIDGE MICRO-ENERGY, INC., 3046 EAST BRIGHTON PLACE, SALT LAKE CITY, UTAH 84121. OUR TELEPHONE NUMBER AT THAT ADDRESS IS (801)556-9928.

                           BUSINESS OF OUR COMPANY

BACKGROUND. We were incorporated on August 15, 1986, under the name "Vates Corp." Name changes were effected to (i) "Graystone Ventures, Inc." on January 4, 1988; (ii) "American Jet Holdings, Inc." on December 18, 1989; and
(iii) "O. T. S. Holdings, Inc." on June 6, 1991.

We are developing a new, thin-film lithium battery technology for commercial, consumer, industrial, security and military use. Our corporate objective is to capitalize on delivering solutions for the world's micro-power needs.

The battery is lithium-based and is manufactured to be thinner than common plastic wrap. Like the larger, traditional lithium batteries that power laptops and cell phones, this lithium battery is also rechargeable. Unlike traditional lithium batteries, the thin-film battery is intended for small, hi-tech, low power applications, some of which have not yet been developed or brought to market.

Current anticipated uses include "smart" credit cards, security cards, wireless sensors, radio frequency identification tags, chip memory backup and advanced drug delivery devices. Future applications will grow as the availability of thin-film batteries increases.

The technology has evolved over the past decade at the Oak Ridge National Laboratories ("ORNL"), a U. S. Government laboratory in Oak Ridge, Tennessee. The U. S. Department of Energy has released the technology for commercialization through their licensing agent, UT Battelle LLC. We are one of a number of non-exclusive licensees of this technology. The primary inventor of the technology for ORNL, Dr. John B. Bates, retired from ORNL and is now our Chief Technology Officer and a member of our Board of Directors.

The batteries must be substantially manufactured in the United States, under our licensing agreement (the "Licensing Agreement"), unless a waiver is obtained. There may be exportation limitations into certain countries; there are no environmental compliance issues that we know of; and raw materials and manufacturing equipment are readily available from several vendors in the United States.

We are developing prototype batteries using our current laboratory-scale hardware. We recently raised additional capital to acquire equipment to manufacture thin-film batteries for pilot production requirements. Prototype batteries will be delivered to a variety of potential clients who desire samples to evaluate for integration into their products. We will likely develop a relationship with a third party manufacturing partner when quantities dictate to preserve capital. Batteries will be shipped directly to our customers, without the need for a distributor, in the short term.

Until such time as our prospective clients have evaluated prototypes and made commitments for commercial quantities of our product, we intend to apply for revenue from U. S. Government grants and research contracts, like similar grants we have received from the Department of Defense. During fiscal 2004, we anticipate that we may have between one and four clients, and would expect that number to grow in future years, as applications and the availability of thin-film batteries increases. Dr. Bates and our staff will continue to advance thin-film technology, which will result in the creation of an intellectual property portfolio for us and our shareholders. Currently, we have made patent applications for an improved electrolyte; a new barrier coating to help the battery resist corrosion; to improve the performance of the battery; and to better protect the battery from natural elements.

EXECUTIVE OFFICES. Our executive or principal offices are located at 275 Midway Lane, Oakridge, Tennessee 37830; and we maintain a corporate office at 3046 Brighton Place, Salt Lake City, Utah 84121.

LONG-TERM GOAL AND OBJECTIVES.   Our continuing development activities include
developing a thin-film battery on a flexible substrate for a device that will provide up-to-date product usage for warranty verification. The initial market for the device is estimated at over 30,000,000 units per year.

The commercialization of all of these developments in thin-film batteries by us will require the development of mass manufacturing technology and a manufacturing partner that has substantial funds that can be committed to these products; no assurance can be given that we will be successful in either prospect.

RISK FACTORS.

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments. Prospective investors should carefully consider the following risk factors:

FORWARD LOOKING STATEMENTS.

ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE DEEMED BY US TO BE COVERED BY AND TO QUALIFY FOR THE SAFE HARBOR PROTECTION PROVIDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "1995 ACT"). INVESTORS AND PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT SEVERAL FACTORS GOVERN WHETHER ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN WILL BE OR CAN BE ACHIEVED. ANY ONE OF THOSE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED HEREIN.

THESE FORWARD-LOOKING STATEMENTS INCLUDE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, INCLUDING PLANS AND OBJECTIVES RELATING TO OUR PRODUCTS AND OUR FUTURE ECONOMIC PERFORMANCE. ASSUMPTIONS RELATING TO THE FOREGOING INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS, FUTURE BUSINESS DECISIONS AND THE TIME AND MONEY REQUIRED TO SUCCESSFULLY COMPLETE DEVELOPMENT PROJECTS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY AND MANY OF WHICH ARE BEYOND OUR CONTROL. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THOSE ASSUMPTIONS COULD PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE RESULTS CONTEMPLATED IN ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL BE REALIZED. BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS, THE IMPACT OF WHICH MAY CAUSE US TO ALTER OUR MARKETING, CAPITAL EXPENDITURE PLANS OR OTHER BUDGETS, WHICH MAY IN TURN AFFECT OUR RESULTS OF OPERATIONS IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF ANY SUCH STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY US OR ANY OTHER PERSON THAT OUR OBJECTIVES OR PLANS WILL BE ACHIEVED.

We have A History Of Losses And Expect To Incur Losses In The Future, And We May Never Achieve Profitability.

We have never had profitable operations, and substantial investment and expense will be required to be incurred before we can achieve profitability. Additionally, the success of any potential operations will require us to: (1) find a manufacturing partner for the thin-film battery and the technology covered by our ORNL License Agreement (as defined under the caption "Business of our Company" herein); (2) to commence small production runs of the thin-film battery; (3) get test quantities of batteries into the hands of potential customers from our R&D center in Oakridge, Tennessee, that has been established with prototype production capabilities only; and (4) find new applications and markets for the thin-film battery and the related technology, all of which will require substantial additional funding.

Possible Necessity For Additional Financing.

We believe our current capital will be sufficient to attain our financing goals for the next twelve (12) months; however, we can also give no assurance that additional capital will not be needed in the near future. Further, no assurance can be given as to how much additional working capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to us, or that such financing would not result in a substantial dilution of our shareholders' interests.

Participation Is Subject To Risks Of Investing In Small Capitalization
Companies.

We believe that certain small capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock markets have experienced a high degree of price and volume volatility for the securities of small capitalization companies. In particular, small capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

If We Do Not Respond Effectively To Technological Change, Our Products And Services Could Become Obsolete.

The development of our products and services and other technology entails significant technical and business risks. High technology industries are characterized by: (1) rapid technological change; (2) changes in user and customer requirements and preferences; (3) frequent new product and services introductions embodying new technologies; and (4) the emergence of new industry standards and practices.

Future advances in technology may not be beneficial to, or compatible with, our intended business. Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way. In order to stay technologically competitive, we may have to spend large amounts of money and time. If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be seriously harmed.

We Could Incur Significant Expenses If Our Technologies And Products Contain Defects.

We could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. Even though our products agreements with users will contain language that is intended to protect us from liability for defects, clients who are not satisfied with our products or services could bring claims against us for substantial damages. These claims could cause us to incur significant legal expenses and, if successful, could result in the claimants being awarded significant damages.

Competition.

The lithium battery technology marketplace is intensely competitive and subject to rapid technological change. Our competitors include other lithium battery manufacturers. These competitors are both national and regional. We anticipate that we will face additional competition from new entrants that provide significant performance, price, creative or other advantages over those offered by us. Most all of these competitors have greater name recognition and resources than we have.

Additionally, potential competitors with established market share and greater financial resources may introduce competing products. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse affect on our results of operations.

Our ORNL License Option Is Not Exclusive.

Presently, there are five (5) other U.S. companies that have licenses for manufacturing thin-film batteries using the Department of Energy's technology:
Infinite Power Solutions, Inc. (Littleton, CO); Front Edge Technology, Inc. (Baldwin Park, CA); Cymbet Corporation (Minneapolis, MN); Teledyne Electronic Technologies (Newport Beach, CA); and Excellatron (Atlanta, GA). The worldwide market for thin-film batteries may become quite large, and we view these other licensees as allies in promoting the value of thin-film batteries in the early years, whereas all licensees may become more competitive in later years. The other licensees began their businesses in 1998 or later. Some are better capitalized than we are and some have greater manufacturing capacity at this point. Some are focused on solely developing batteries, while others are diversified.

Any U. S. or foreign company that meets the ORNL business standard can license the technology that we have licensed. Presently, four (4) other active licenses are at various stages of development, and consequently, all are well ahead of us in setting up a prototype R&D laboratory. None of the other present licensees are publicly-held, and are also small companies; however, there are numerous other large and successful companies with substantial finances, reserves, key management and technical personnel who are fully capable of engaging in similar endeavors as those intended to be undertaken by us, and we will be at a substantial competitive disadvantage in competing with any such companies, especially in the areas of financing and available facilities.

There Are Numerous Potential Foreign Competitors.

A number of foreign universities and foreign countries, including Korea, Taiwan and Japan, are engaged in the development of thin-film battery technology that may be better than the technology covered by the ORNL License Option. This possibility could make the technology covered by our ORNL License Option obsolete or devoid of commercial value.

We Cannot Manufacture The Thin-Film Battery Covered By The ORNL License
Option.

We do not have and it is not anticipated that we will have the resources to manufacture the thin-film batteries that are covered by our licensed technology. Our inability to obtain a manufacturing partner to assist us in the manufacturing of this technology would no doubt keep us from being able to commercialize this technology on an economic basis. Regardless, manufacturing cost might be too high to penetrate some of the targeted high-volume markets for this technology that include, as far as our ORNL License Option, the following: all product fields of use, except: (1) cordless power tools; (2) main battery power for cellular telephones, laptop computers and camcorders;
(3) toys; and (4) electric vehicles. We do not believe that these excepted markets are practical for this technology, but we believe that we could obtain the option to license one or more of these additional markets if we desired.

Reliance Upon Key Personnel And Necessity Of Additional Personnel.

We are largely dependent upon the personal efforts and abilities of existing management. Our success will also be largely dependent upon our ability to continue to attract quality management and employees to help us operate as our operations may grow.

Control By Existing Management.

Currently, our officers and directors as a group directly own or control well in excess of 50% of our total outstanding voting securities, and as a result, our officers and directors as a group could exercise substantial control over all matters requiring stockholder approval, including the election of all directors, who in turn elect all officers, and the approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders.

We Do Not Plan To Pay Dividends In The Foreseeable Future, And, As A Result, Stockholders Will Need To Sell Shares To Realize a Return on Their Investment.

We have not declared or paid any cash dividends on our capital stock since inception. We intend to retain any future earnings to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any, and no assurance can be given that they will be able to do so.

Because Our Common Stock Is A "Penny Stock", You May have Greater Difficulty Selling Your Shares.

Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (1) with a price of less than five dollars per share; (2) that are not traded on a "recognized" national exchange; (3) whose prices are not quoted on the NASDAQ automated quotation system; or (4) in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three
(3) years, or $5,000,000, if in continuous operation for less than three (3) years, or with average revenues of less than $6,000,000 for the last three (3) years. We do not come within any of these exceptions.

Section 15(g) of the Exchange Act pf 1934, and Rule 15g-2 of the SEC require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transactions in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our Units.

Rule 15g-9 of the SEC requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:
(1) get information about the investor's financial situation; (2) investment experience and investment goals; (3) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions; (4) provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and (5) receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

Compliance With These Requirements May Make It Harder For Subscribers And Other Stockholders To Resell Their Securities Of The Company.

The public market for our common stock is very limited. As with the market for many other companies in new and emerging industries, any market price for our shares is likely to be very volatile. In addition, the other risk factors outlined herein may significantly affect our stock price. This limited and volatile market may make it more difficult for stockholders to resell shares when they want at prices they find attractive. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying companies. These broad market factors may reduce our stock price, regardless of our operating performance.

SELLING STOCKHOLDERS

     The following table shows the following information about the selling stockholders:

          * the number of shares of our common stock that each selling stockholder beneficially owned as of the business day immediately prior to the filing of our initial Registration Statement, on their Form, increased, however, by the three (3) for one (1) forward split by dividend effected on May 20, 2004;

          *     the number of shares covered by this reoffer prospectus; and

          *     the number of shares to be retained after this offering, if any.
                                               Common Stock (1)
                                               ----------------

                    Number of Shares    Number of Shares   Number of Shares
Name of Selling     Owned Prior to      Registered in      Beneficially Owned
Stockholder         the Offering        the Offering       after the Offering
-----------         ------------        ------------       ------------------

Mark                18,055,230          750,000            17,305,230
Meriwether

John B. Bates       15,059,706          195,000            14,864,706

Leonard W.           2,360,571          390,000             1,970,571
Burningham

David E. Nelson         30,000           15,000                15,000

M.E. Dancy              30,000           15,000                15,000

Jeffrey Kohutka        735,000          735,000                   -0-

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDERS HAS BEEN OBTAINED FROM THE SELLING STOCKHOLDERS. BECAUSE THE SELLING STOCKHOLDERS MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH OF THEM, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDERS SELLS ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY THE SELLING STOCKHOLDERS AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDERS MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH THEY PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH OF THEM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH OF THEM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Under the Exchange Act, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

                             PLAN OF DISTRIBUTION

The selling stockholders may sell the 2,100,000 shares common stock for value from time to time under this reoffer prospectus in one or more transactions on the OTC Bulletin Board, in private negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. Each selling stockholder may (but are not required to do so) effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholders will be borne by such selling stockholders. In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common stock, including the shares, owned by each of them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus. There is no assurance that the selling stockholders will sell all or any portion of the shares offered. We will pay all expenses in connection with this offering, and we will not receive any proceeds from sales of any shares by the selling stockholders.

                                   EXPERTS

Our financial statements as of December 31, 2003, filed in our Form 10-KSB/A-1 for the year ended December 31, 2003, on or about April 14, 2004, are incorporated by reference into this reoffer prospectus in reliance on the report of Madsen & Associates, CPA's, Inc., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing. Our financial statements as of December 31, 2003, filed in our Form 10-KSB for the year ended December 31, 2003, on or about April 14, 2004, are incorporated by reference into this reoffer prospectus in reliance on the report of Madsen & Associates, CPA's, Inc., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing. The financial statements as of December 31, 2002, which comprise part of the financial statements contained in our Annual Report on Form 10-KSB for the year ended December 31, 2002, filed on or about April 15, 2003 are also incorporated by reference in this reoffer prospectus in reliance on the report of Sellers and Andersen, L.L.C., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

The validity of the shares of common stock offered by this reoffer prospectus was passed upon for us and the selling stockholders by Bradley C. Burningham, Esq. See Item 8.
                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) The Registrant's 10-KSB Annual Report, as amended, for the calendar year ended December 31, 2004, filed with the Commission on or about April 14, 2004;

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the past twelve months;

          (c) The Registrant is authorized to issue one class of comprised of $0.001 par value common voting stock.

               The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

          Not applicable; however, see Item 3(c) above.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

          Bradley C. Burningham, Esq., who has prepared this Registration Statement, the Plans and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, presently owns no shares of common stock of the Registrant and is not deemed to be an affiliate of the Registrant or a person associated with an affiliate of the Registrant. See Item 8.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

          Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

         Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

         Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

         Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

     None.

Item 8.  Exhibits.
------------------

Exhibit
Number
------

  5       Opinion regarding Legality*

 23.1     Consent of Bradley C. Burningham, Esq.*

 23.2     Consent of Sellers and Andersen*
          Certified Public Accountants

 99.1     Participants Letter*

 99.1.2   Participants Letter to Jeffrey Kohutka*

 99.2.1   Employment Agreement with John B. Bates*

 99.2.2   Response Letter of John B. Bates*

 99.2.3   Employment Agreement of Mark Meriwether*

 99.2.4   Response Letter of Mark Meriwether*

 99.2.5   Engagement Letter of Leonard W. Burningham, Esq.*

 99.2.6   Response Letter of Leonard W. Burningham, Esq.*

 99.2.7   Compensation Agreement with David E. Nelson and M. E. Dancy*

 99.2.8   Response Letter of David E. Nelson*

 99.2.9   Response Letter of M. E. Dancy*

 99.2.10  Letter Agreement of Jeffrey Kohutka*

 99.2.11  Response Letter of Jeffrey Kohutka*

           * Filed with the originally filed Registration Statement on this Form on December 3, 2003.

Item 9.  Undertakings.
----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                                    REGISTRANT:

Date: 8/18/04                       By /s/ Mark Meriwether
      -------                       --------------------------------
                                    President, CEO,
                                    Secretary/Treasurer and Director


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 8/18/04                       By /s/ Mark Meriwether
      -------                       ---------------------------------
                                    President, CEO,
                                    Secretary/Treasurer and Director


Date: 8/18/04                       By /s/ John B. Bates
      -------                       ----------------------------------
                                    Chief Technical Officer and Director

           Securities and Exchange Commission File No. 033-20344-LA

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 EXHIBITS

                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                         OAK RIDGE MICRO-ENERGY, INC.

                               EXHIBIT INDEX


Exhibit
Number
-------
  5       Opinion regarding Legality*

 23.1     Consent of Bradley C. Burningham, Esq.*

 23.2     Consent of Sellers and Andersen*
          Certified Public Accountants

 99.1     Participants Letter*

 99.1.2   Participants Letter to Jeffrey Kohutka*

 99.2.1   Employment Agreement with John B. Bates*

 99.2.2   Response Letter of John B. Bates*

 99.2.3   Employment Agreement of Mark Meriwether*

 99.2.4   Response Letter of Mark Meriwether*

 99.2.5   Engagement Letter of Leonard W. Burningham, Esq.*

 99.2.6   Response Letter of Leonard W. Burningham, Esq. *

 99.2.7   Compensation Agreement with David E. Nelson and M. E. Dancy*

 99.2.8   Response Letter of David E. Nelson*

 99.2.9   Response Letter of M. E. Dancy*

 99.2.10  Letter Agreement with Jeffrey Kohutka*

 99.2.11  Response Letter of Jeffrey Kohutka*

          * Filed with the originally filed Registration Statement on this Form on December 3, 2003.